Exhibit 10.48

FORM OF TRANSFER RESTRICTION AGREEMENT

by and between

PLY GEM HOLDINGS, INC.

and

THE STOCKHOLDER PARTY HERETO

Dated as of [—], 2013

(i)

FORM OF TRANSFER RESTRICTION AGREEMENT

This TRANSFER RESTRICTION AGREEMENT (as amended, supplemented or restated from time to time, this “Agreement”) is entered into as of [—], 2013, by and between Ply Gem Holdings, Inc., a Delaware corporation (the “Company”) and the Stockholder party hereto (the “Stockholder”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in Section 1.1. This Agreement shall be effective as of the date of the effective time of the Reorganization Merger (as defined in the recitals below) (the “Effective Date”).

RECITALS

WHEREAS, the Stockholder, certain other stockholders of Ply Gem Prime Holdings (the “Other Investors”) and Ply Gem Prime Holdings, Inc. (“Ply Gem Prime Holdings”) are party to an Amended and Restated Stockholders Agreement, dated as of February 15, 2007 (the “Amended and Restated Stockholders’ Agreement”), which is being amended and restated by the Second Amended and Restated Stockholders’ Agreement, dated as of the date hereof (the “Second Amended and Restated Stockholders’ Agreement”);

WHEREAS, immediately prior to the consummation of the initial public offering of the common stock, $0.01 par value per share, of the Company (the “Common Stock” and, such offering, the “IPO”), the Pre-IPO Stockholders, the Other Investors and the Company will effect certain reorganization transactions, including the merger of Ply Gem Prime Holdings with and into the Company, with the Company surviving (the “Reorganization Merger”); and

WHEREAS, upon entry into this Agreement, the Stockholder will not be a party to the Second Amended and Restated Stockholders’ Agreement and the Amended and Restated Stockholders’ Agreement shall be amended so the Stockholder is subject to only the terms of this Agreement in lieu thereof.

NOW THEREFORE, in consideration of the premises and covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Definitions. As used in this Agreement and any Schedules and Exhibits that may be attached to this Agreement, the following definitions shall apply:

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. The term “affiliated” shall have the correlative meaning. For purposes of this Agreement, no portfolio company of any Affiliate of either of the CI Partnerships shall be deemed or treated as an Affiliate of the Company.

“Agreement” has the meaning set forth in the preamble.

“Amended and Restated Stockholders’ Agreement” has the meaning set forth in the recitals.

“beneficially own” and “beneficial owner” shall be as defined in Rule 13d-3 of the rules promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Business” shall mean the business of developing, manufacturing, marketing or selling, in whole or in part, windows, doors, vinyl siding, fencing, railing, or stone.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

“Change of Control” means the occurrence of any of the following events:

(a) any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provisions thereto, other than one or more Permitted Holders, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined Voting Power of the Company’s then outstanding Voting Securities;

(b) the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: individuals who, on the IPO Date, constitute the Board and any new director whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the IPO Date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (b);

(c) there is consummated a merger or consolidation of the Company with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (i) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (ii) the Voting Securities of the Company immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined Voting Power of the then outstanding Voting Securities of the Person resulting from such merger or consolidation or, if the surviving Person is a Subsidiary, the ultimate parent thereof; or

(d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than such sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined Voting Power of the Voting Securities of which are beneficially owned by Persons who were stockholders of the Company immediately prior to such sale.

“CI Distributee Stockholder” means, only with respect to the Shares distributed by a CI Partnership, (a) any direct or indirect partner, member, stockholder or Affiliate of a CI Partnership who receives Shares Transferred to such Person upon distribution by or dissolution of a CI Partnership or (b) any Affiliate or Related Party of a Person referenced in clause (a).

“CI General Partner” means Rajaconda Holdings, Inc., a Delaware corporation.

“CI Partnerships” means, collectively, Caxton Iseman (Ply Gem) L.P., a Delaware limited partnership, and Caxton Iseman (Ply Gem) II, L.P., a Delaware limited partnership.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding Law).

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Confidential Information” has the meaning set forth in Section 4.7.

“Conflicting Organization” shall have the meaning specified in Section 3.2.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

“Director” means any of the individuals elected or appointed to serve on the Board.

“Effective Date” has the meaning set forth in the preamble.

“Equity Securities” means (a) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person as well as debt or equity instruments convertible, exchangeable or exercisable into any such units, interests, rights or other ownership interests and (b) with respect to a corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding Law).

“Good Reason,” with respect to any Management Stockholder, (a) has the same meaning as “Good Reason” or “Material Adverse Change” or any term of similar import, as applicable, under any individual employment, retention, consulting, separation or similar agreement between such Management Stockholder and the Company or any Subsidiary, as applicable, that is in effect at the time of the termination of the Management Stockholder’s employment with the Company and the Subsidiaries, except that such definition, for purposes of this Agreement only, shall include any material breach by the Company, any of its Subsidiaries or either CI Partnership of any material provision of this Agreement or (b) if no such individual agreement exists, then means (i) the assignment to such Management Stockholder of any material duties inconsistent with his current position, duties and responsibilities and status with the Company or any of its Subsidiaries without such Management Stockholder’s express written consent; (ii) a reduction by the Company or any of its Subsidiaries in such Management Stockholder’s current base salary; (iii) the Company’s or any of its Subsidiaries’ requiring such Management Stockholder to be based anywhere other than within fifty (50) miles of his current office location, except for required travel on the Company’s or any of its Subsidiaries’ business to an extent substantially consistent with his current normal business travel obligations, without such Management Stockholder’s express written consent; (iv) the taking of any action by the Company or any of its Subsidiaries which would deprive such Management Stockholder of any current material employee benefit enjoyed by him, except where such change is applicable to all similarly situated employees participating in such benefit plan; or (v) any material breach by the Company, any of its Subsidiaries or the CI Partnerships of any material provision of this Agreement or any other agreement between such Management Stockholder and the Company or any of its Subsidiaries regarding such Management Stockholder’s employment or terms of employment. For purposes of the foregoing definition, “current” means at the time of execution of this Agreement by such Management Stockholder.

“Governmental Entity” means any federal, national, supranational, state, provincial, local, foreign or other government, governmental, stock exchange, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Initial Common Stock” means, with respect to any Initial Stockholder, all Shares issued to such Initial Stockholder pursuant to the Reorganization Merger or acquired pursuant the exercise of any Initial Option Securities of such Initial Stockholder.

“Initial Option Securities” means, with respect to any Initial Stockholder, any vested or unvested options to purchase Shares, issued to such Initial Stockholder prior to or in connection with the IPO, including Shares underlying such Initial Option Securities.

“Initial Stockholder” means any Stockholder as of the IPO Date.

“IPO” has the meaning set forth in the recitals.

“IPO Date” means the date on which the IPO is consummated.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“Legal Action” has the meaning set forth in Section 4.9.

“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

“Management Stockholder” means a Stockholder who as of the Effective Date is an affiliate or employee of the Company or any of its Subsidiaries.

“Other Investors” has the meaning set forth in the recitals.

“Permitted Assignee” means, with respect to any Person, to the extent applicable, (a) such Person’s parents, spouse, siblings, siblings’ spouses, children (including stepchildren and adopted children), children’s spouses, grandchildren or grandchildren’s spouses thereof (“Family Members”), (b) a corporation, partnership or limited liability company, a majority of the beneficial interests of which shall be held by such Person, such Person’s Affiliates and/or such Person’s Family Members, (c) a trust, the beneficiaries of which are such Person and/or such Person’s Family Members, (d) such Person’s heirs, executors, administrators, estate or a trust under such Person’s will, (e) an entity described in Section 501(c)(3) of the Code that is established by such Person, (f) any Affiliate of such Person and (g) if such Person is a corporation, partnership or limited liability company, any wholly-owned subsidiary of such entity or the partners, members, stockholders or Affiliates of such entity.

“Permitted Holders” means (a) CI Capital Partners LLC, Caxton Associates, LLC, the CI Partnerships, the CI Distributee Stockholders, Timothy T. Hall, Frederick J. Iseman and Steven M. Lefkowitz, (b) Jeffrey T. Barber, John Buckley, Robert A. Ferris, Michael Haley, Timothy D. Johnson, Lynn Morstad, Shawn K. Poe, John D. Roach, Gary E. Robinette, David M. Schmoll, John Wayne and any other Management Stockholders, (c) with respect to clauses (a) and (b), any other Person that is a controlled Affiliate of any of the foregoing and (d) any Related Party of the foregoing.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Ply Gem Prime Holdings” has the meaning set forth in the recitals.

“Pre-IPO Stockholder” means any Stockholder who held Shares prior to the IPO Date.

“Public Offering” means a public offering of Shares pursuant to an effective registration statement (other than on Form S-4, Form S-8 or their respective equivalents) filed by the Company under the Securities Act.

“Related Party” means, with respect to any Person, (1) any controlling stockholder, controlling member, general partner, Subsidiary, or spouse or immediate family member (in the case of an individual), of such Person, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or owners of which consist solely of one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1), or (3) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (2), acting solely in such capacity.

“Reorganization Merger” has the meaning set forth in the recitals.

“Retirement” means, with respect to any Management Stockholder, his retirement from active employment with the Company and any Subsidiary at or after such Management Stockholder attains age 65, or after such Management Stockholder attains age 55 and has provided, at minimum, 10 years of service to the Company or any Subsidiary.

“SEC” means the Securities and Exchange Commission, or any successor agency.

“Second Amended and Restated Stockholders’ Agreement” has the meaning set forth in the Recitals.

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding Law).

“Shares” means any shares of Common Stock of the Company and shall also include any Equity Security issued in respect of or in exchange for Shares, whether by way of dividend or other distribution, split, recapitalization, merger, rollup transaction, consolidation, conversion or reorganization.

“Stockholder” has the meaning set forth in the preamble.

“Subsidiary” means, with respect to any specified Person, any other Person with respect to which such specified Person (a) has, directly or indirectly, the power, through the ownership of securities or otherwise, to elect a majority of directors or similar managing body or (b) beneficially owns, directly or indirectly, a majority of such Person’s Equity Securities.

“Transfer” means, as a noun, any direct or indirect (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor, by operation of Law or otherwise), voluntarily or involuntarily, offer, sale, gift, exchange, pledge, hypothecation, encumbrance, grant of a security interest in, transfer, assignment or other disposal and, as a verb, directly or indirectly (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor, by operation of Law or otherwise), voluntarily or involuntarily, to offer, sell, give, exchange, pledge, hypothecate, encumber, grant a security interest in, transfer, assign or otherwise dispose of. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Voting Power” means the aggregate number of votes authorized by the Company’s Amended and Restated Certificate of Incorporation, as it may be amended, supplemented or restated from time to time, to be cast in the election of directors by the holders of all outstanding Voting Securities of the Company.

“Voting Securities” shall mean any Equity Securities of the Company (or a surviving entity as described in the definition of a “Change of Control”) that vote generally in the election of Directors (or similar body).

Section 1.2 Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in Section 1.1 have the meanings assigned to them in Section 1.1 and are applicable to the singular as well as the plural forms of such terms;

(b) all accounting terms not otherwise defined herein have the meanings assigned under the United States generally accepted accounting principles and practices in effect from time to time;

(c) all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars;

(d) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(e) the word “or” is not exclusive and whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”;

(f) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

(g) the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(h) if the Stockholder shall hereafter Transfer any of its Shares to any of the Permitted Assignees in accordance with Article II, the term “Stockholder” shall mean the Stockholder and such Permitted Assignees, taken together, and any right, obligation or action that may be exercised or taken at the election of the Stockholder may be exercised or taken at the election of the Stockholder and such Permitted Assignees who, collectively, hold a majority of all of the ownership interest in the Company held by the Stockholder and the Permitted Assignees.

ARTICLE II

TRANSFERS

Section 2.1 Restrictions on Transfers by the Stockholder.

(a) From and after the date hereof, the Stockholder shall not Transfer any Shares of Initial Common Stock or Initial Option Securities, in each case, of the Stockholder, without the prior written consent of the Company except for Transfers (i) to a Permitted Assignee of the Stockholder in accordance with Section 2.2, (ii) of Shares in an underwritten Public Offering in an amount that is proportionate to the number of Shares being sold by the CI Partnerships (and any CI Distributee Stockholders) based on the respective number of Shares owned by each such Stockholder participating in such Public Offering, (iii) after the second anniversary of the IPO Date or (iv) in accordance with the following:

(A) following 180 days after the IPO Date but prior to the first anniversary of the IPO Date, provided that such Transfer does not result in either (x) more than 20% of the Shares of the Initial Common Stock of the Stockholder or (y) more than 20% of the Initial Option Securities of the Stockholder being Transferred during such period by the Stockholder or its direct or indirect Permitted Assignees (including in any Transfers in connection with the IPO), in each case, excluding Transfers to Permitted Assignees in accordance with Section 2.1(a)(i); and

(B) on and after the first anniversary of the IPO Date and through the second anniversary thereof, provided that such Transfer does not result in (x) more than 40% of the Shares of the Initial Common Stock of the Stockholder or (y) more than 40% of the Initial Option Securities of the Stockholder being Transferred during such period by the Stockholder or its direct or indirect Permitted Assignees, in each case, excluding Transfers to Permitted Assignees in accordance with Section 2.1(a)(i);

provided, however, that the thresholds for the Stockholder and its Permitted Assignees set forth in clauses (A) and (B) with respect to Transfers of any Initial Common Stock or Initial Option Securities shall be reduced (but not below zero) to the extent of Transfers of such Initial Common Stock or Initial Option Securities by such Persons pursuant to Section 2.1(a)(ii) during the time period corresponding to such clause (A) or (B); and provided further, that the amount of any Shares that may be sold under Section 2.1(a)(ii) by the Stockholder and its Permitted Assignees shall be reduced (but not below zero) to the extent of any Transfers of such Initial Common Stock or Initial Option Securities by such Persons pursuant to clauses (A) or (B) that occurred prior to the Public Offering contemplated under Section 2.1(a)(ii).

(b) Any attempted or purported Transfer of all or a portion of the Shares held by the Stockholder in violation of this Section 2.1 shall be null and void and of no force or effect whatsoever, such attempted or purported transferee will not be treated as an owner of Shares for purposes of this Agreement or otherwise, and the Company will not register such Transfer of Shares. In addition, if the Stockholder attempts to Transfer Shares in violation of this Section 2.1, the Stockholder shall, together with its Affiliates, lose all rights it may have hereunder, but shall continue to be bound by all obligations hereunder and, for purposes of calculating the beneficial ownership of the Pre-IPO Stockholders, shall continue to be considered as a Stockholder and to own the Shares Transferred in violation of this Section 2.1, in each case, unless this Section 2.1 is amended or waived by the Board’s discretion, which consent shall be granted or withheld in the Board’s sole discretion.

(c) The restrictions set forth in Section 2.1(a) and Section 2.1(b) may be amended or waived by the Board in the Board’s sole discretion and shall terminate (i) upon a Change of Control or (ii) if the Stockholder is a Management Stockholder, with respect to the Stockholder and the Stockholder’s Permitted Transferees, upon (A) the termination by the Company or its Subsidiaries of the Stockholder’s employment for any reason, (B) the Stockholder’s resignation for Good Reason or (C) the Stockholder’s Retirement.

(d) For purposes of measuring whether the thresholds set forth in Section 2.1(a) have been exceeded, (i) Transfers of the Initial Common Stock of the Stockholder by the Stockholder and the Stockholder’s direct and indirect Permitted Assignees shall be aggregated and (ii) Transfers of the Initial Option Securities of the Stockholder by the Stockholder and the Stockholder’s direct and indirect Permitted Assignees shall be aggregated.

Section 2.2 Transferee Stockholders.

(a) The Stockholder may Transfer its Shares to a Permitted Assignee so long as such Transferee (A) executes and delivers to the parties hereto a joinder in the form attached hereto as Exhibit A agreeing to be bound by the terms and provisions of this Agreement, to become a “Stockholder” hereunder and to assume all of the Transferor’s then existing and future Liabilities arising under or relating to this Agreement and (B) represents that the Transfer was made in accordance with all applicable federal and state securities Laws. The joinder by a stockholder to this Agreement shall not result in the release of the Transferor from any Liability that the Transferor may have to the Company under this Agreement or any other written agreement, contract, lease, sublease, license, sublicense, obligation, promise or undertaking between the Company or any of its Subsidiaries, on the one hand, and such Transferor or any of its Affiliates, on the other hand. Written notice of joinder of a Person to this Agreement shall be sent promptly by the Transferor to the Company.

(b) If any Permitted Assignee to which Shares have been Transferred by the Stockholder in accordance with this Agreement ceases to be a Permitted Assignee of the Stockholder, such Permitted Assignee shall, and the Stockholder shall cause such Permitted Transferee to, Transfer back to the Stockholder (or to another Permitted Assignee of the Stockholder) any Shares it owns on or prior to the date that such Permitted Assignee ceases to be a Permitted Assignee of the Stockholder.

Section 2.3 Legend.

(a) In addition to any other legend that may be required, each certificate representing a Share that is issued to the Stockholder, if the Stockholder is a Pre-IPO Stockholder, will be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

THE TRANSFER OF THIS SECURITY BY CERTAIN HOLDERS IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE TRANSFER RESTRICTION AGREEMENT OF PLY GEM HOLDINGS, INC. (THE “COMPANY”) DATED AS OF    [—], 2013, AMONG THE COMPANY AND THE STOCKHOLDER, AS IT MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME, AND SUCH RESTRICTIONS AS MAY BE SET FORTH IN THE CERTIFICATE OF INCORPORATION OR BY-LAWS OF THE COMPANY; AND NO TRANSFER OF THIS SECURITY WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED OR SUCH RESTRICTIONS COMPLIED WITH. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY OR ANY SUCCESSOR THERETO.”

(b) If any Shares shall be either (i) disposed of pursuant to a registration statement that has been declared effective by the SEC or (ii) sold under circumstances in which all of the applicable conditions of Rule 144 are met, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Shares without the first paragraph of the legend required by Section 2.3(a) endorsed thereon. If any Shares cease to be subject to any and all restrictions on Transfer set forth in this Agreement or the Company’s certificate of incorporation or by-laws, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Shares without the second paragraph of the legend required by Section 2.3(a) endorsed thereon.

ARTICLE III

CERTAIN COVENANTS

If the Stockholder is a Management Stockholder, the Stockholder, individually and as to himself or herself only, covenants, for the benefit of the Company and its Subsidiaries:

Section 3.1 Access. The Stockholder acknowledges that (a) he or she has had and will continue to have access to significant confidential and valuable information which can be used unfairly and to the harm of the Company by present or potential competitors in the windows, doors, siding, fencing, railing and decking industry and (b) is agreeing to the covenants set forth in this Article III in order to induce the Company to proceed with the Reorganization Merger or in order to induce the Company to offer the Stockholder the opportunity to make an investment in the Company, as the case may be, which is of substantial benefit to the Stockholder. The covenants set forth in this Article III may only be enforced by the Company or its Subsidiaries.

Section 3.2 During Employment. The Stockholder agrees that, during the period of his or her continued employment or consultancy by the Company or its Affiliates, he or she will not render services to or give advice to, affiliate with (as employer, partner, consultant or otherwise), or invest or acquire any interest in, in whole or in part, any other person or organization, which is engaged or about to become engaged in the Business, in the case of the Stockholder who has corporate level responsibility relating to all such business segments, or developing, manufacturing, marketing or selling, in whole or in part, any of the products sold by each applicable business segment, in the case of the Stockholder who has responsibility relating to one or more but not all of the business segments included in the Business (as the case may be, a “Conflicting Organization”). The Stockholder shall not, however, be prohibited from investing in securities of any company that is listed on a national securities exchange or traded on NASDAQ, provided that he or she does not hereafter own, or have the right to acquire, more than 1% of the outstanding voting securities of such a Conflicting Organization.

Section 3.3 Post Employment. The Stockholder further agrees that, until the expiration of a period of one year after the cessation or termination of his or her employment or consultancy with the Company or any Subsidiary of the Company for any reason, whether voluntary or involuntary or with or without “cause” or Good Reason, he or she (a) will not render services or give advice to, or affiliate with (as employee, partner, consultant or otherwise) or invest or acquire any interest in, any Conflicting Organization and (b) shall not, directly or indirectly, hire or solicit any person, or encourage any other person to hire or solicit any person, who has been employed by the Company or any Subsidiary within one year prior to the date of such hiring or solicitation or encourage any such person to leave such employment. The Stockholder shall not, however, be prohibited from investing in securities of any company that is listed on a national securities exchange or traded on NASDAQ, provided that he or she does not hereafter own, or have the right to acquire, more than 1% of the outstanding voting securities of such company. Notwithstanding the foregoing, (i) if the business of the Conflicting Organization has separate and distinct divisions, The Stockholder may, following termination of such employment, render services to or give advice to, or affiliate with, a division that would not itself constitute a Conflicting Organization if, prior thereto, the Company received written assurances satisfactory to the Company from such Conflicting Organization and the Stockholder that the Stockholder will not directly or indirectly render services or give advice or information to any division of such Conflicting Organization which would itself constitute a Conflicting Organization, and (ii) to the extent the Stockholder is entitled to installment severance payments under any severance agreement, plan or policy of the Company or any Subsidiary, as applicable, upon his termination of employment without “cause,” due to “good reason,” due to a “material adverse change,” or upon “disability,” as each and any of those terms, or terms of similar import, may be used in such severance agreement, plan or policy, then the time period referred to in the first sentence of this Section 3.3 shall not exceed the time period during which the Company or any Subsidiary of the Company is obligated to make such installment severance payments to the Stockholder.

Section 3.4 Blue Pencil If any court determines that any of the covenants set forth in Section 3.2 or 3.3, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

ARTICLE IV

GENERAL

Section 4.1 Stockholders’ Agreement. The Stockholder hereby acknowledges, consents and understands that the Amended and Restated Stockholders’ Agreement has been amended and restated as of the Effective Date (a) to remove the Stockholder as a party thereto, and (b) to amend the Amended and Restated Stockholders’ Agreement so that the Stockholder is subject only to the terms and conditions contained in this Agreement.

Section 4.2 Amendments; Waivers. The terms and provisions of this Agreement may be waived, modified or amended only with the written approval of the Company and the Stockholder. No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

Section 4.3 Termination.

(a) The provisions of this Agreement shall terminate upon the earliest to occur of:

(i)	an agreement in writing among the Company and the Stockholder to terminate this Agreement; or

(ii)	if such Stockholder no longer owns any Shares (or stock options or other securities exercisable or convertible or exchangeable for Shares), other than by reason of a Transfer in violation of this Agreement.

(b) Termination of any provisions of this Agreement shall not relieve any party from any Liability for the breach of any obligations set forth in this Agreement prior to such termination. Notwithstanding anything contained herein to the contrary, the provisions of Section 4.2 through 4.15 shall survive any termination of any provisions of this Agreement.

Section 4.4 Further Assurances. Each party agrees that it will from time to time, upon the reasonable request of another party, execute such documents and instruments and take such further action as may be required to accomplish the purposes of this Agreement.

Section 4.5 Binding Effect; Assignment.

(a) Neither this Agreement nor any right, remedy or Liability arising hereunder or by reason hereof shall be assignable by any party pursuant to any Transfer of Shares or otherwise, except assignments in connection with Transfers to Permitted Assignees in accordance with Article II. All of the terms and provisions of this Agreement shall be binding upon the parties and their respective heirs, successors and Permitted Assignees to whom Shares are Transferred).

(b) With respect to the Stockholder, in the event that the Stockholder executes and delivers this Agreement prior to the Stockholder owning any shares of capital stock of the Company or acquiring Shares pursuant to the Reorganization Merger, the applicable provisions of this Agreement shall become binding upon the Stockholder when the Stockholder first acquires shares of capital stock of the Company.

Section 4.6 Entire Agreement. This Agreement, together with all Exhibits and Schedules hereto and thereto and all other agreements referenced therein and herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein.

Section 4.7 Confidentiality. Subject to the final sentence of this Section 4.7, the Stockholder recognizes and acknowledges that it may have and may in the future receive certain confidential and proprietary information of the Company or any of its Subsidiaries, including confidential information of the Company or any of its Subsidiaries regarding identifiable, specific and discrete business opportunities being pursued by the Company or any of its Subsidiaries, “know-how,” financial information, trade secrets, recipes and formulas, lease or construction terms, consultant contracts, pricing policies, operational methods, marketing or franchising plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, training materials, designs and design projects and other business affairs relating to the Company or its Subsidiaries (the “Confidential Information”). The Stockholder agrees that, during or after the term of this Agreement, whether directly or indirectly through an Affiliate or otherwise, it will not disclose to any Person for any reason or purpose whatsoever, any Confidential Information, except (i) in connection with the business and affairs of the Company and its Subsidiaries, (ii) as required in the course of performing his or her duties for the Company or its Subsidiaries, (iii) as may be necessary and proper in the course of performing the Stockholder’s obligations, or enforcing the Stockholder’s rights, under this Agreement and the agreements expressly contemplated hereby; (iv) as part of the Stockholder’s normal reporting, rating or review procedure (including normal credit rating or pricing process), or in connection with the Stockholder’s or the Stockholder’s Affiliates’ normal fund raising, marketing, informational or reporting activities, or to the Stockholder’s (or any of its respective Affiliates’) Affiliates, auditors, attorneys or other agents; provided that no disclosure of material non-public Confidential Information shall be made pursuant to this clause (iv) to a recipient that is not a Governmental Entity unless such recipient enters into an agreement not to disclose such Confidential Information or is otherwise required by Law to keep such Confidential Information confidential; (v) to any bona fide prospective purchaser of the equity or assets of the Stockholder or its respective Affiliates or the Shares held by the Stockholder, or prospective merger partner of the Stockholder or its respective Affiliates, provided that such purchaser or merger partner acknowledges and agrees to be bound by the provisions of this Section 4.7 or (vi) as is required or requested to be disclosed by order of a

Governmental Entity, or by subpoena, summons or legal process, or by Law. For purposes of this Section 4.7, “Confidential Information” shall not include any information of which (x) such Person learns from a source other than the Company or any of its Subsidiaries, or any of their representatives, employees, agents or other service providers, and in each case who is not known by such Person to be bound by a confidentiality obligation, (y) is disclosed in a prospectus or other documents for dissemination to the public or (z) becomes generally available to the public other than as a result of a disclosure by the Stockholder, directly or indirectly through an Affiliate or otherwise, in violation of this Agreement. The provisions of this Section 4.7 shall continue in effect against the Stockholder so long such as the Stockholder continues to be a Stockholder and for a period of two years thereafter. All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Stockholder, or made available to the Stockholder concerning the business of the Company or its Subsidiaries, are and shall be the Company’s property and shall be delivered to the Company promptly upon the termination of the Stockholder’s employment with the Company or its Subsidiaries or at any other time on written request.

Section 4.8 Governing Law. This Agreement, the legal relations between the parties and any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed in such State and without regard to conflicts of Law doctrines, except to the extent that certain matters are preempted by federal Law or are governed as a matter of controlling Law by the Law of the jurisdiction of organization of the respective parties.

Section 4.9 Jurisdiction and Venue. The parties hereto hereby agree and consent to be subject to the jurisdiction of any federal court of the District of Delaware or the Delaware Court of Chancery over any action, suit or proceeding (a “Legal Action”) arising out of or in connection with this Agreement. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of any such Legal Action. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such Legal Action by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. Nothing in this Section 4.9 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.

Section 4.10 Specific Enforcement. The parties hereto acknowledge that the remedies at Law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 4.11 Headings. The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

Section 4.12 Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

Section 4.13 Notices. Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by facsimile or telecommunications mechanism, provided, that any notice so given is also mailed as provided in clause (c), or (c) mailed by certified or registered mail, postage prepaid, receipt requested as follows:

If to the Company:

5020 Weston Parkway

Suite 400

Cary, North Carolina 27513

Attention: General Counsel

Telecopy: (919) 677-3914

with a copy to:

Carl L. Reisner, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Fax: (212) 757-3990

If to the Stockholder, to the address or facsimile number set forth on the signature pages hereto with respect to the Stockholder;

or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Section 4.13 and an appropriate answerback is received or, if transmitted after 4 p.m. local time on a Business Day in the jurisdiction to which such notice is sent or at any time on a day that is not a Business Day in the jurisdiction to which such notice is sent, then on the immediately following Business Day, (ii) if given by mail, on the first Business Day in the jurisdiction to which such notice is sent following the date three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, on the Business Day when actually received at such address or, if not received on a Business Day, on the Business Day immediately following such actual receipt.

Section 4.14 Representation By Counsel; Interpretation. The parties acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

Section 4.15 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement, to the extent permitted by Law shall remain in full force and effect; provided, that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable.

Section 4.16 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under this Agreement or otherwise create any third party beneficiary hereto.

[Signatures on Next Page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Transfer Restriction Agreement to be executed by its duly authorized officers as of the day and year first above written.

COMPANY:

PLY GEM HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Transfer Restriction Agreement]

STOCKHOLDER:

By:
Name:

Address:

Number of Shares:

[Signature Page to Transfer Restriction Agreement]

EXHIBIT A

FORM OF JOINDER TO TRANSER RESTRICTION AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Transfer Restriction Agreement, dated as of [—], 2013 (the “Transfer Restriction Agreement”), by and among Ply Gem Holdings, Inc., a Delaware corporation (the “Company”) and the Stockholder party thereto, as the same may be amended, supplemented and/or restated from time to time. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Transfer Restriction Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Transfer Restriction Agreement as of the date hereof and shall have those rights of the Stockholder that are stated in the Transfer Restriction Agreement as being applicable to such Joining Party. The Joining Party hereby (i) ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Transfer Restriction Agreement, and (ii) assumes all of the Transferor’s future Liabilities arising under or relating to the Transfer Restriction Agreement.

This Joinder Agreement is for the benefit of the parties to the Transfer Restriction Agreement. The Joining Party hereby agrees, upon executing this Joinder Agreement, to deliver a copy of the executed Joinder Agreement to the Company in accordance with Section 4.13 thereof.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:

[NAME OF JOINING PARTY]

By:
Name:
Title:
Address for notices: